Exhibit 99.2

Second Quarter 2003
Supplemental Financial Data

Post Properties, Inc., is a leading developer and operator of upscale apartment communities in the United States. Post has pioneered building and branding resort-style garden apartments for more than 30 years. Post now also focuses on the creation of high-quality, high-density, live-work-walk neighborhoods in infill locations in major urban markets.

Second Quarter 2003
Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations; the Company’s ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the Company’s current real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share or unit data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues
Rental	$79,312	$77,221	$158,178	$156,009
Other	3,155	3,464	6,065	6,457
Interest	251	281	485	686

Total revenues	82,718	80,966	164,728	163,152

Expenses
Property operating and maintenance (exclusive of items shown separately below)	34,611	32,031	68,236	64,882
Depreciation	22,476	20,794	45,204	40,696
Interest	17,396	13,700	33,957	26,844
Amortization of deferred financing costs	968	569	1,756	1,123
General and administrative	3,342	3,720	6,967	7,486
Minority interest in consolidated property partnerships	(348)	(460)	(682)	(943)
Other(1)	—	136	567	136
Severance charges(2)	1,795	—	21,506	—
Proxy and related costs(3)	5,231	—	5,231	—
Asset impairment charge(4)	—	—	14,118	—

Total expenses	85,471	70,490	196,860	140,224

Income (loss) from continuing operations before equity in income (losses) of unconsolidated entities, gains on property sales and minority interest	(2,753)	10,476	(32,132)	22,928
Equity in income (losses) of unconsolidated real estate entities	8,101	(500)	7,708	(843)
Gains on property sales(4)	—	—	—	13,275
Minority interest of preferred unitholders	(1,400)	(1,400)	(2,800)	(2,800)
Minority interest of common unitholders	(146)	(713)	3,729	(3,261)

Income (loss) from continuing operations	3,802	7,863	(23,495)	29,299

Discontinued operations(4)
Income from discontinued operations, net of minority interest	173	1,054	792	3,358
Gains on properties held for sale and sold, net of minority interest	23,714	16,146	29,805	9,425

Income from discontinued operations	23,887	17,200	30,597	12,783

Net income	27,689	25,063	7,102	42,082
Dividends to preferred shareholders	(2,863)	(2,863)	(5,725)	(5,725)

Net income available to common shareholders	$24,826	$22,200	$1,377	$36,357

Per common share data — Basic(5)
Income (loss) from continuing operations (net of preferred dividends)	$0.02	$0.13	$(0.78)	$0.64
Income from discontinued operations	0.64	0.47	0.82	0.35

Net income available to common shareholders	$0.66	$0.60	$0.04	$0.99

Dividends declared	$0.45	$0.78	$0.90	$1.56

Weighted average common shares outstanding — basic	37,459,530	36,904,954	37,361,132	36,890,139

Weighted average common shares and units outstanding — basic	42,066,025	42,023,842	42,057,716	42,009,027

Per common share data — Diluted(5)
Income (loss) from continuing operations (net of preferred dividends)	$0.02	$0.13	$(0.78)	$0.63
Income from discontinued operations	0.64	0.47	0.82	0.35

Net income available to common shareholders	$0.66	$0.60	$0.04	$0.98

Dividends declared	$0.45	$0.78	$0.90	$1.56

Weighted average common shares outstanding — diluted	37,467,388	36,981,334	37,361,902	36,975,168

Weighted average common shares and units outstanding — diluted	42,073,883	42,100,222	42,058,486	42,094,056

Post Properties, Inc.
Notes to Consolidated
Statements of Operations

(1)	Other expenses for the six months ended June 30, 2003 include legal expenses relating to board of directors governance and transition matters, the settlement cost relating to the bankruptcy of a former technology investment and the estimated loss on the disposal of the Company’s partial ownership interest in a corporate aircraft. Other expenses for the three months ended June 30, 2002 represent costs associated with the early extinguishment of indebtedness. This $136 amount was reclassified from its prior year presentation as an extraordinary item as a result of the current year adoption of SFAS No. 145.

(2)	For the three months ended June 30, 2003, the severance charges represent the previously announced departures of two executive officers. For the six months ended June 30, 2003, the charges also included the first quarter non-cash charge of $19,712 relating to the change in roles from executive to non-executive status of the Company’s former chairman and vice-chairman of the board of directors. This amount consisted of a $13,994 charge representing the discounted present value of the estimated payments to be made to these individuals under their existing employment contracts and a $5,718 charge representing the discounted present value of estimated net costs that may be incurred by the Company as a result of the settlement of split-dollar life insurance obligations to the individuals under their employment contracts. The estimated charge for the settlement of the split-dollar life insurance obligations may change based upon a final legal determination regarding these insurance contracts and a final settlement among the parties.

(3)	Proxy and related costs for the three and six months ended June 30, 2003 represent the actual and estimated legal, advisory and other expenses associated with the recently concluded proxy contest. In addition, the amount includes the estimated legal and settlement costs associated with the settlement of two derivative and purported class action lawsuits filed against the Company during the proxy contest. These lawsuits are expected to be settled subsequent to June 30, 2003.

(4)	On January 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” In accordance with the provisions of SFAS No. 144, the operating results of real estate assets designated as held for sale subsequent to January 1, 2002 are included in discontinued operations in the consolidated statement of operations. Also under the provisions of SFAS No. 144, the reserves, if any, to write down the carrying value of real estate assets designated and classified as held for sale after January 1, 2002 are included in discontinued operations. All subsequent gains or additional losses on the sale of these assets are also included in discontinued operations. Additionally under SFAS No. 144, any impairment losses on assets held for continuing use are included in continuing operations. The gains or losses on the sale of real estate assets held for sale at December 31, 2001 are included in continuing operations. As a result, income from continuing operations may not be comparable between the periods presented.

For the three months ended June 30, 2003, income from discontinued operations included the results of operations, through the earlier of community sale date (if the community was sold between April 1, 2003 and June 30, 2003) or June 30, 2003, of one apartment community containing 770 units that was classified as held for sale at December 31, 2002. For the six months ended June 30, 2003, income from discontinued operations included the results of operations, through the earlier of the community sale date (if the community was sold between January 1, 2003 and June 30, 2003) or June 30, 2003 of two apartment communities containing 1,009 units that were classified as held for sale at December 31, 2002. For the three and six months ended June 30, 2002, income from discontinued operations included the results of operations of eight apartment communities containing 3,134 units and one commercial property.

The revenues and expenses of these communities for the three and six months ended June 30, 2003 and 2002 were as follows:

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues
Rental	$917	$4,580	$3,087	$12,242
Other	18	212	89	476

Total revenues	935	4,792	3,176	12,718

Expenses
Property operating and maintenance (exclusive of items shown separately below)	345	2,188	1,150	5,242
Depreciation	—	591	—	1,455
Interest	396	813	1,135	2,196

Total expenses	741	3,592	2,285	8,893

Income from discontinued operations (before minority interest)	$194	$1,200	$891	$3,825

For the three months ended June 30, 2003, the Company recognized net gains from discontinued operations of $26,936 ($23,987 net of minority interest), on the sale of one community, containing 770 apartment units, reduced by losses of $306 ($273 net of minority interest) resulting from losses on the sale of certain land parcels and additional reserves to write-down to fair value certain other land parcels classified as held for sale. For the six months ended June 30, 2003, the Company recognized net gains from discontinued operations of $34,917 ($31,059 net of minority interest) on the sale of two communities containing 1,009 units, reduced by losses of $1,413 ($1,254 net of minority interest) resulting from losses on the sale of certain land parcels and additional reserves to write-down to fair value certain other land parcels classified as held for sale.

In the first quarter of 2003, the Company recorded an impairment loss of $14,118, under the provisions of SFAS No. 144, to write down the cost of an apartment community, located in Phoenix, Arizona, to its estimated fair value, based upon a revised determination that it was more probable that this community would be marketed for sale in the near term instead of held for long-term investment. This community has not been classified as held for sale at June 30, 2003 as the Company’s internal investment committee had not approved the sale of the community and no program was initiated to actively sell the community. Subsequent to June 30, 2003, this community has been classified as held for sale as the Company’s investment committee approved the sale and the Company began actively marketing it for sale.

(5)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc. owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of June 30, 2003, there were 42,087,106 units of the Operating Partnership outstanding, of which 37,656,778, or 89.5% were owned by the Company. The diluted weighted average shares and units outstanding for the three and six months ended June 30, 2003 were 42,073,883 and 42,058,486, respectively. The diluted weighted average shares and units outstanding for the three and six months ended June 30, 2002 were 42,100,222 and 42,094,056, respectively.

Post Properties, Inc.
Calculation of Funds from Operations
and Funds Available for Distribution
(Dollars in thousands, except per share or unit data)
(Unaudited)

The Company uses the National Association for Real Estate Investment Trusts (“NAREIT”) definition of funds from operations (“FFO”). FFO is defined by NAREIT to mean net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO is a supplemental non-GAAP financial measure. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition. FFO and funds available for distribution (“FAD”) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs or ability to service indebtedness or make distributions. FAD is defined as FFO less capital expenditures funded by operations. FAD is a supplemental non-GAAP financial measure. The Company believes that net income available to common shareholders is the most directly comparable GAAP measure to FFO and FAD. A reconciliation of net income available to common shareholders to FFO and FAD is provided below.

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002 (1)	2003	2002 (1)

Net income available to common shareholders	$24,826	$22,200	$1,377	$36,357
Minority interest of common unitholders — continuing operations	146	713	(3,729)	3,261
Minority interest in discontinued operations (2)	23	146	99	467
Gains on property sales — continuing operations	—	—	—	(13,275)
Gains on property sales – unconsolidated entities	(8,395)	—	(8,395)	—
Gains on properties held for sale and sold, net of minority interest - discontinued operations	(23,714)	(16,146)	(29,805)	(9,425)
Asset impairment charge	—	—	14,118	—
Depreciation on wholly-owned real estate assets, net (3)	21,364	20,147	42,982	39,732
Depreciation on real estate assets held in unconsolidated entities	440	260	906	399

Funds from operations, as defined(A)	14,690	27,320	17,553	57,516
Severance charges	1,795	—	21,506	—
Proxy and related costs	5,231	—	5,231	—

Funds from operations, excluding severance and proxy charges (B)	$21,716	$27,320	$44,290	$57,516

Funds from operations, as defined	$14,690	$27,320	$17,553	$57,516
Recurring capital expenditures	(2,524)	(2,852)	(3,986)	(4,731)
Non-recurring capital expenditures	(1,218)	(717)	(2,176)	(1,264)

Funds available for distribution(4)(C)	10,948	23,751	11,391	51,521
Severance charges	1,795	—	21,506	—
Proxy and related costs	5,231	—	5,231	—

Funds available for distribution, excluding severance and proxy charges(4)(D)	$17,974	$23,751	$38,128	$51,521

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷F)	$0.35	$0.65	$0.42	$1.37
Funds available for distribution per share or unit, as defined (4) (C÷F)	$0.26	$0.57	$0.27	$1.23
Funds from operations per share or unit, excluding severance and proxy charges (B÷F)	$0.52	$0.65	$1.05	$1.37
Funds available for distribution per share or unit, excluding severance and proxy charges (4) (D÷F)	$0.43	$0.57	$0.91	$1.23
Dividends declared (E)	$0.45	$0.78	$0.90	$1.56
Weighted average shares outstanding	37,459,530	36,904,954	37,361,132	36,890,139
Weighted average shares and units outstanding (F)	42,066,025	42,023,842	42,057,716	42,009,027
Per Common Share Data — Diluted
Funds from operations per share or unit (A÷G=W)	$0.35	$0.65	$0.42	$1.37
Funds from operations per share or unit (C÷G=X)	$0.26	$0.56	$0.27	$1.22
Funds from operations per share or unit, excluding severance and proxy charges (B÷G=Y)	$0.52	$0.65	$1.05	$1.37
Funds available for distribution per share or unit, excluding severance and proxy charges (4) (D÷G=Z)	$0.43	$0.56	$0.91	$1.22
Dividends declared (E)	$0.45	$0.78	$0.90	$1.56
Weighted average shares outstanding	37,467,388	36,981,334	37,361,902	36,975,168
Weighted average shares and units outstanding (G)	42,073,883	42,100,222	42,058,486	42,094,056

Dividend Payout Ratio
Payout ratio — funds from operations, as defined (E÷W)	128.6%	120.0%	214.3%	113.9%
Payout ratio — funds available for distribution, as defined (E÷X)	173.1%	139.3%	333.3%	127.9%
Payout ratio — funds from operations, excluding severance and proxy charges (E÷Y)	86.5%	120.0%	85.7%	113.9%
Payout ratio — funds available for distribution, excluding severance and proxy charges (E÷Z)	104.7%	139.3%	98.9%	127.9%

(1)	For the three and six month periods ended June 30, 2002, FFO has been restated from the prior year presentation to reflect a reduction of $136 for early debt extinguishment costs reclassified from extraordinary items to operating expenses under SFAS No. 145.

(2)	Represents the minority interest in earnings of discontinued operations for the periods presented.

(3)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $131 and $269 for the three months ended June 30, 2003 and 2002, respectively, and $339 and $548 for the six months ended June 30, 2003 and 2002, respectively, are excluded from the calculation of funds available for distribution.

Post Properties, Inc.
Same Store Operating Results
(Dollars in thousands, except per share or unit data)
(Unaudited)

Same Store Operating Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 19 for a reconciliation of same store net operating income to GAAP income from continuing operations before equity in losses of unconsolidated entities, gains on sales of property and minority interest. The operating performance of the 67 communities containing 24,347 apartment units which were fully stabilized as of January 1, 2002, is summarized as follows:

	Three months ended			Six months ended
	June 30,			June 30,

	2003	2002	% Change	2003	2002	% Change

Rental and other revenues	$64,541	$66,945	(3.6)%	$129,486	$135,050	(4.1)%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,963	23,506	1.9%	47,116	46,720	0.8%

Same store net operating income	$40,578	$43,439	(6.6)%	$82,370	$88,330	(6.7)%

Capital expenditures(1)
Recurring
Carpet	$746	$602	23.9%	$1,310	$1,101	19.0%
Other	1,642	1,962	(16.3)%	2,386	2,913	(18.1)%

Total recurring	2,388	2,564	(6.9)%	3,696	4,014	(7.9)%
Non-recurring	972	596	63.0%	1,571	1,074	46.2%

Total capital expenditures (A)	$3,360	$3,160	6.3%	$5,267	$5,088	3.5%

Total capital expenditures per unit (A÷24,347 units)	$138	$130	6.2%	$216	$209	3.3%

Average monthly rental rate per unit (2)	$941	$1,000	(5.9)%	$949	$1,004	(5.5)%

(1)	See Table 3 on page 21 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market –
Comparison of 2003 to 2002
(Increase (decrease) from same period in prior year)

	Three months ended				Six months ended
	June 30,				June 30,

				Average Economic				Average Economic
Market	Revenues(1)	Expenses(1)	NOI(1)	Occupancy	Revenues(1)	Expenses(1)	NOI(1)	Occupancy

Atlanta	(4.5)%	1.3%	(7.5)%	1.9%	(4.9)%	1.9%	(8.1)%	1.1%
Dallas	(2.8)%	6.7%	(8.4)%	1.5%	(3.5)%	(0.3)%	(5.7)%	0.6%
Tampa	(4.9)%	(2.6)%	(6.3)%	(0.6)%	(6.5)%	(2.5)%	(8.9)%	(3.1)%
Other(2)	(0.1)%	(0.7)%	0.3%	1.6%	(0.3)%	0.6%	(0.7)%	1.8%

Total	(3.6)%	1.9%	(6.6)%	1.6%	(4.1)%	0.8%	(6.7)%	0.8%

(1)	See Table 2 on page 20 for a reconciliation of these components of same store net operating income and Table 1 on page 19 for a reconciliation of same store net operating income to GAAP income from continuing operations before equity in losses of unconsolidated entities, gain on sales of property and minority interest.

(2)	Includes communities located in Orlando, FL; Washington, DC; Houston, TX; Charlotte, NC; Nashville, TN and Phoenix, AZ.

Same Store Occupancy by Market

			Average Economic		Average Economic
			Occupancy(1)		Occupancy(1)

			Three months ended		Six months ended
			June 30,		June 30,		Physical
	Apartment	% of					Occupancy(2)
Market	Units	Units	2003	2002	2003	2002	June 30, 2003

Atlanta	14,614	60.0%	90.9%	89.0%	90.6%	89.5%	94.5%
Dallas	5,183	21.3%	91.0%	89.5%	89.9%	89.3%	94.4%
Tampa	1,439	5.9%	92.8%	93.4%	91.5%	94.6%	96.4%
Other	3,111	12.8%	91.5%	89.9%	91.4%	89.6%	93.5%

Total	24,347	100.0%	91.1%	89.5%	90.6%	89.8%	94.5%

(1)	Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for concessions and employee discounts. Average economic occupancy, including these amounts would have been 89.5% and 86.9% for the three months ended June 30, 2003 and 2002, respectively, and 89.1% and 87.6% for the six months ended June 30, 2003 and 2002, respectively. For the three months ended June 30, 2003 and 2002, concessions were $1,015 and $1,688, respectively, and employee discounts were $134 and $190, respectively. For the six months ended June 30, 2003 and 2002, concessions were $1,749 and $2,780, respectively, and employee discounts were $270 and $395, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended	Three months ended
	June 30, 2003	March 31, 2003	% Change

Rental and other revenues	$64,541	$64,945	(0.6)%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,963	23,154	3.5%

Same store net operating income(1)	$40,578	$41,791	(2.9)%

Average economic occupancy	91.1%	90.1%	1.0%

Average monthly rental rate per unit	$941	$956	(1.6)%

Sequential Same Store Operating Results by Market –
Comparison of Second Quarter of 2003 to First Quarter 2003
(Increase (decrease) between periods)

				Average Economic
Market	Revenues(1)	Expenses(1)	NOI(1)	Occupancy

Atlanta	(1.3)%	5.7%	(4.8)%	0.6%
Dallas	0.6%	0.8%	0.4%	2.2%
Tampa	0.8%	1.8%	0.1%	2.6%
Other(2)	(0.2)%	0.2%	(0.4)%	0.3%

Total	(0.6)%	3.5%	(2.9)%	1.0%

(1)	See Table 2 on page 20 for a reconciliation of these components of same store net operating income and Table 1 on page 19 for a reconciliation of same store net operating income to GAAP income from continuing operations before equity in loses of unconsolidated entities, gains on sale of property and minority interest.

(2)	Includes communities located in Orlando, FL; Washington, DC; Houston, TX; Charlotte, NC; Nashville, TN and Phoenix, AZ.

Post Properties, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share or unit data)

	June 30,	December 31,
	2003	2002

Assets
Real estate assets
Land	$286,757	$273,058
Building and improvements	2,033,983	1,976,809
Furniture, fixtures and equipment	244,985	246,634
Construction in progress	33,784	92,945
Investments in and advances to unconsolidated real estate entities	100,356	182,285
Land held for future development	24,299	24,879

	2,724,164	2,796,610
Less: accumulated depreciation	(470,307)	(426,136)
Assets held for sale	10,705	73,061

Total real estate assets	2,264,562	2,443,535
Cash and cash equivalents	4,302	6,390
Restricted cash	1,707	1,369
Deferred charges, net	14,235	15,584
Other assets	40,126	41,273

Total assets	$2,324,932	$2,508,151

Liabilities and shareholders’ equity
Notes payable	$1,259,926	$1,414,555
Accrued interest payable	8,874	8,994
Dividend and distribution payable	19,406	33,252
Accounts payable and accrued expenses	73,504	49,124
Security deposits and prepaid rents	8,073	8,250

Total liabilities	1,369,783	1,514,175

Minority interest of preferred unitholders in Operating Partnership	70,000	70,000

Minority interest of common unitholders in Operating Partnership	78,646	90,277

Commitments and contingencies	—	—
Shareholders’ equity
Preferred stock, $.01 par value, 20,000,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900,000 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000,000 shares issued and outstanding	20	20
7 5/8% Series C Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000,000 authorized:
39,676,204 and 39,676,204 shares issued, 37,656,778 and 37,202,290 shares outstanding at June 30, 2003 and December 31, 2002, respectively	396	396
Additional paid-in capital	899,635	940,122
Accumulated earnings	—	—
Accumulated other comprehensive income	(17,594)	(14,822)
Deferred compensation	(1,418)	(639)

	881,068	925,106
Less common stock in treasury, at cost, 2,019,426 shares and 2,473,914 shares at June 30, 2003 and December 31, 2002, respectively	(74,565)	(91,407)

Total shareholders’ equity	806,503	833,699

Total liabilities and shareholders’ equity	$2,324,932	$2,508,151

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)

Summary of Outstanding Debt at June 30, 2003

			Weighted Average Rate (1)
			Three months ended June 30,
		Percentage
Type of Indebtedness	Balance	of Total	2003	2002

Unsecured fixed rate senior notes	$708,000	56.19%	7.40%	7.40%
Secured tax exempt variable rate notes(2)	214,380	17.02%	1.81%	2.10%
Secured conventional fixed rate notes	294,529	23.38%	6.77%	7.08%
Lines of credit	43,017	3.41%	2.11%	2.71%

	$1,259,926	100.00%	6.12%	5.87%

		Percentage
	Balance	of Total Debt

Total fixed rate debt	$1,002,529	79.57%
Total variable rate debt	257,397	20.43%

Total debt	$1,259,926	100.00%

Debt Maturities

		Weighted Average Rate
Aggregate debt maturities by year (3)	Amount	on Debt Maturities (1)

Remainder of 2003	$102,531	7.24%
2004	27,094	7.04%
2005	204,402	7.83%
2006	79,732	6.98%
2007	112,178	7.16%
2008 and thereafter	690,972	5.36%

	$1,216,909

Debt Statistics

	Six months ended
	June 30,

	2003	2002

Interest coverage ratio (4)(5)	2.6x	3.4x
Fixed charge coverage ratio (4)(6)	2.1x	2.6x
Total debt as a % of undepreciated real estate (7)	46.1%	47.1%
Total debt as a % of undepreciated real estate (adjusted for joint venture partner’s share of debt) (7)	45.0%	45.4%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended June 30, 2002 are based on the debt outstanding for that period.

(2)	The Company has purchased interest rate cap arrangements that limit the Company’s exposure to increases in the base rate to 5.00 percent.

(3)	Excludes outstanding balances on lines of credit of $43,017 maturing in 2004.

(4)	Calculated for the six months ended June 30, 2003 and 2002.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 21.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 21.

(7)	At June 30, 2003, the Company has provided construction financing to two unconsolidated development joint ventures with the New York State Common Retirement Fund. 100% of this financing is included in the Company’s debt and its real estate assets. At June 30, 2003 and 2002, the venture partner’s share of the construction loans was $54,051 and $88,317, respectively. A computation of the debt ratios is included in Table 5 on page 22.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)

Financial Debt Covenants — Senior Unsecured Public Notes

Actual ratio as of
Covenant requirement(1)	June 30, 2003

Consolidated Debt to Total Assets cannot exceed 60%	45%
Secured Debt to Total Assets cannot exceed 40%	18%
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.65/1
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	2.70/1

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

Ratio of Consolidated Debt to Total Assets

As of
June 30, 2003

Consolidated debt, per balance sheet (A)	$1,259,926

Total assets, as defined (B) (Table A)	$2,780,697

Computed ratio (A÷B)	45%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed rate notes	$294,529
Secured tax exempt variable rate notes	214,380

Total secured debt (C)	$508,909

Computed ratio (C÷B)	18%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,259,926
Total secured debt (C)	(508,909)

Total unsecured debt (D)	$751,017

Total unencumbered assets, as defined (E) (Table A)	$2,029,553

Computed ratio (E÷D)	2.70x

Required minimum ratio	1.50x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$179,688

Annual Debt Service Charge, as defined (G) (Table B)	$67,914

Computed ratio (F÷G)	2.65x

Required minimum ratio	1.50x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
June 30, 2003

Total real estate assets	$2,264,562
Add:
Accumulated depreciation	470,307
Accumulated depreciation — assets held for sale	—
Other tangible assets (cash, restricted cash, other assets, exclusive of receivables)	45,825

Total assets for public debt covenant computations	2,780,694
Less:
Encumbered real estate assets	(751,451)

Total unencumbered assets for public debt covenant computations	$2,029,243

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge for Public Debt Covenant
      Computations (a)

Six months ended
Consolidated income available for debt service	June 30, 2003

Net income	$7,102
Add:
Minority interests	2,869

Income before minority interest	9,971
Add:
Depreciation	45,204
Amortization of deferred financing costs	1,756
Severance charges	21,506
Proxy and related costs	5,231
Asset impairment charge	14,118
Interest expense	33,957
Less:
Gains on property sales (before minority interest)	(33,504)
Gains on property sales – unconsolidated entities	(8,395)

Consolidated income available for debt service	$89,844

Consolidated income available for debt service (annualized)	$179,688

Annual debt service charge

Consolidated interest expense	$33,957

Annual debt service charge (interest expense annualized)	$67,914

(a)	The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized year-to-date 2003 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Post Properties, Inc.
Summary of Construction and
Initial Lease-Up Communities

		Estimated	Amount			Estimated
		Construction	Spent	Quarter of	Quarter of	Quarter of	%	%
	Number of	Cost	As of	Construction	First Units	Stabilized	Leased	Occupied
Metropolitan Area	Units	($ in millions)	6/30/2003	Start	Available	Occupancy(1)	8/4/2003	8/4/2003

Wholly Owned Construction/Lease-up Communities
New York City, NY
Post ToscanaTM	199	$92	$89	1Q’02	1Q’03	2Q’04	60.8%	45.2%

Subtotal Wholly-Owned Construction/Lease-up Communities	199	$92	$89

Co-Investment Construction/Lease-up Communities
Washington D.C.
Post Massachusetts AvenueTM(2)	269	$72	$71	2Q’01	4Q’02	4Q’03	70.6%	61.0%

Subtotal Co-Investment Construction/Lease-up Communities	269	$72	$71

Construction Totals	468	$164	$160

less Partners’ Portion		$(47)	$(46)

Post Properties’ Funding Commitment		$117	$114

Weighted average projected property net operating income as a % of total estimated construction cost(3)		7.5%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	This community is being developed as a joint venture (Post equity ownership is 35%).

(3)	The calculation represents the aggregate projected unlevered property net operating income to be earned by each community in its first year of stabilized operations divided by aggregate estimated construction costs of the communities. The Company uses property net operating income as a management tool to measure the operating performance of its communities.

Post Properties, Inc.
Asset Sales Summary

			Gross Proceeds	Gross
Property Name/Period	Location	Year Built	Per Unit	Proceeds

Q1 2002
Post Bay® Post Court® (FL) Post & Paddock (Industrial)	Tampa, FL Clearwater, FL Grand Prairie, TX	1988 1991 1986	$58,013 70,175 (1)	$41,900,000

Q2 2002
Post Village® (FL) Post CommonsTM Post ResidencesTM(2) Post Parkwood® (TX) Towne Crossing (Retail)	Tampa, FL Dallas, TX Dallas, TX Dallas, TX Mesquite, TX	1989-1991 1985 1986 1962-1970 1985	$59,175 58,228 91,327 73,958 (1)	$100,725,000

Q3 2002
Post Ascension®	Arlington, TX	1985-1995	$59,880	$10,000,000

Q4 2002
Post FountainsTM	Orlando, FL	1988	$59,843	$30,400,000

2002 YTD Total				$183,025,000

Q1 2003
Post West Avenue(3)	Austin, TX	2000	$126,360	$30,200,000	(4)

Q2 2003
Post Park® Post Paseo Colorado	Atlanta, GA Pasadena, CA		$78,156 250,639	$158,180,000	(5)(6)

				$188,380,000

Weighted Average Cap Rate — Apartment Assets				7.10	%(7)

(1)	Commercial property acquired in the Columbus Realty Trust merger.

(2)	Includes approximately 14,000 square feet of retail space.

(3)	Includes approximately 7,400 square feet of retail space.

(4)	Excludes approximately $8.6 million in gross proceeds from the sale of land in Tampa, FL and Austin, TX.

(5)	Includes gross proceeds of $98.0 million from the sale of a property held in joint venture. The company’s share of the sale proceeds, including repayment of the company’s construction loan to the joint venture, was approximately $75.0 million.

(6)	Excludes approximately $2.6 million of gross proceeds from the sale of land in Dallas, TX.

(7)	Based on prior calendar year’s net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit), except for Post Paseo Colorado, a recently completed development, which is based on projected stabilized net operating income.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing as well as property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three and six months ended June 30, 2003 and 2002 is detailed below.

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

New community development and acquisition activity	$5,720	$44,612	$19,832	$92,760
Non-recurring capital expenditures
Revenue generating additions and improvements (1)	643	639	732	966
Other community additions and improvements (2)	1,218	717	2,176	1,264
Recurring capital expenditures
Carpet replacements and other community additions and improvements (3)	2,524	2,852	3,986	4,731
Corporate additions and improvements	131	269	339	548

	$10,236	$49,089	$27,065	$100,269

Other Data
Capitalized interest	$1,244	$4,107	$3,113	$8,540

Capitalized personnel and associated costs (4)	$579	$1,346	$1,179	$2,729

(1)	Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2)	Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3)	Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4)	Reflects personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)

At June 30, 2003, the Company holds investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Each Property LLC owns a newly developed apartment community. At June 30, 2003, two of the apartment communities had achieved stabilized occupancy and one apartment community was in initial lease-up. The Company holds a 35% equity interest in the Property LLCs. The initial development costs of the apartment communities were funded through member equity contributions proportionate to the members’ ownership interests and through construction financing provided by the Company. In June 2003, the underlying apartment community held by a fourth Property LLC was sold. The financial information below reflects the gain on property sale and the operating results of this Property LLC through the sale date. The Company recognized its allocable share of the gain from the property sale of approximately $8,395 in its second quarter operating results. The Company’s share of this gain is included in the Company’s share of net income (loss) shown in the table below.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $6,727 at June 30, 2003. This excess investment is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The Company provides real estate services (development, construction and property management) to the Property LLCs.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate is as follows:

	June 30,	December 31,
	2003	2002

Real estate assets, net	$128,924	$198,854
Cash and other	3,324	2,330

Total assets	132,248	201,184

Mortgage notes payable	$16,906	$—
Construction notes payable to Company(1)	83,155	160,294
Other liabilities	2,335	3,975

Total liabilities	102,396	164,269
Members’ equity	29,852	36,915

Total liabilities and members’ equity	$132,248	$201,184

Company’s equity investment	$17,201	$21,991

Company’s share of notes payable	$35,022	$56,103

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenue
Rental	$3,360	$850	$6,606	$1,181
Other	149	89	288	161

Total revenues	3,509	939	6,894	1,342

Expenses
Property operating and maintenance	1,970	1,050	3,989	1,778
Depreciation	1,257	745	2,590	1,141
Interest	1,121	574	2,278	833

Total expenses	4,348	2,369	8,857	3,752

Gain on property sale	26,179	—	26,179	—

Net income (loss)	$25,340	$(1,430)	$24,216	$(2,410)

Company’s share of net income (loss)	$8,101	$(500)	$7,708	$(843)

(1)	All of the Company’s construction financing to these unconsolidated real estate entities is included in the Company’s outstanding debt and real estate assets. At June 30, 2003 and December 31, 2002, the venture partner’s share of the construction loans was $54,051 and $88,317, respectively.

The Company has committed construction financing to two of the Property LLCs totaling $85,491 ($83,155 funded at June 30, 2003). These loans earn interest at LIBOR plus 1.75% and are secured by the apartment communities. The loans mature on dates ranging from September 2003 to November 2004 and are expected to be repaid from the proceeds of permanent project financings. In the first quarter of 2003, one of the Property LLCs repaid its outstanding construction note payable to the Company of $24,071 through the proceeds from a third-party non-recourse permanent mortgage note totaling $17,000 and from member equity contributions. The mortgage note bears interest at 4.28%, requires monthly principal and interest payments based on a 30-year amortization schedule and matures in March 2008.

As part of the development and construction services agreements entered into between the Company and the Property LLCs, the Company guaranteed the maximum total amount for certain construction cost categories subject to aggregate limits. The Company’s remaining maximum exposure for the fourth Property LLC totals approximately $5,200. The Company does not currently expect to be required to fund any guarantees relating to this Property LLC. Additionally, under these agreements, the Company was subject to project completion requirements, as defined. At June 30, 2003, the Company had met its remaining completion date requirement and will not be subject to any additional costs.

Post Properties, Inc.
Reconciliation of Supplemental
Non-GAAP Financial Measures
(Dollars in thousands, except per share or unit data)
(Unaudited)

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to Income (Loss) from Continuing Operations before Equity in Losses of Unconsolidated Entities, Gains on Property Sales and Minority Interest

(Dollars in thousands)

	Three months ended			Six months ended

	June 30,	June 30,	March 31	June 30,	June 30,
	2003	2002	2003	2003	2002

Total same store NOI	$40,578	$43,439	$41,791	$82,370	$88,330
Property NOI from other operating segments	7,278	5,215	6,356	13,637	9,254

Consolidated property NOI	47,856	48,654	48,147	96,007	97,584
Add:
Interest income	251	281	234	485	686
Minority interest in consolidated property partnerships	348	460	334	682	943
Less:
Depreciation	(22,476)	(20,794)	(22,728)	(45,204)	(40,696)
Interest	(17,396)	(13,700)	(16,561)	(33,957)	(26,844)
Amortization of deferred loan costs	(968)	(569)	(788)	(1,756)	(1,123)
General and administrative	(3,342)	(3,720)	(3,624)	(6,967)	(7,486)
Other expenses	—	(136)	(567)	(567)	(136)
Severance charges	(1,795)	—	(19,712)	(21,506)	—
Proxy and related costs	(5,231)	—	—	(5,231)	—
Asset impairment charge	—	—	(14,118)	(14,118)	—

Income (loss) from continuing operations before equity in losses of unconsolidated entities, gains on property sales and minority interest	$(2,753)	$10,476	$(29,383)	$(32,132)	$22,928

Table 2

Same Store Net Operating Income (NOI) Summary by Market

(Dollars in thousands)

	Three months ended

				2Q’03 vs	2Q’03 vs
	June 30,	June 30,	March 31,	2Q'02	1Q'03
	2003	2002	2003	% Change	% Change

Rental and other revenues
Atlanta	$37,544	$39,317	$38,040	(4.5)%	(1.3)%
Dallas	13,902	14,302	13,824	(2.8)%	0.6%
Tampa	4,342	4,565	4,308	(4.9)%	0.8%
Other	8,753	8,761	8,773	(0.1)%	(0.2)%

Total rental and other revenues	$64,541	$66,945	$64,945	(3.6)%	(0.6)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	$13,442	$13,273	$12,716	1.3%	5.7%
Dallas	5,674	5,318	5,627	6.7%	0.8%
Tampa	1,712	1,757	1,681	(2.6)%	1.8%
Other	3,135	3,158	3,130	(0.7)%	0.2%

Total	$23,963	$23,506	$23,154	1.9%	3.5%

Net operating income
Atlanta	$24,102	$26,044	$25,324	(7.5)%	(4.8)%
Dallas	8,228	8,984	8,197	(8.4)%	0.4%
Tampa	2,630	2,808	2,627	(6.3)%	0.1%
Other	5,618	5,603	5,643	0.3%	(0.4)%

Total same store NOI	$40,578	$43,439	$41,791	(6.6)%	(2.9)%

	Six months ended
	June 30,

	2003	2002	% Change

Rental and other revenues
Atlanta	$75,585	$79,478	(4.9)%
Dallas	27,726	28,746	(3.5)%
Tampa	8,650	9,252	(6.5)%
Other	17,525	17,574	(0.3)%

Total rental and other revenues	$129,486	$135,050	(4.1)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	$26,157	$25,677	1.9%
Dallas	11,301	11,333	(0.3)%
Tampa	3,392	3,479	(2.5)%
Other	6,266	6,231	0.6%

Total	$47,116	$46,720	0.8%

Net operating income
Atlanta	$49,428	$53,801	(8.1)%
Dallas	16,425	17,413	(5.7)%
Tampa	5,258	5,773	(8.9)%
Other	11,259	11,343	(0.7)%

Total same store NOI	$82,370	$88,330	(6.7)%

Table 3

Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Recurring capital expenditures by operating segment
Same store	$2,388	$2,564	$3,696	$4,014
Partially stabilized	77	18	123	21
Construction and lease-up	17	16	26	21
Other segments	42	254	141	675

Total recurring capital expenditures per statements of cash flows	$2,524	$2,852	$3,986	$4,731

Non-recurring capital expenditures by operating segment
Same store	$972	$596	$1,571	1,074
Partially stabilized	1	5	41	8
Construction and lease-up	3	7	7	9
Other segments	242	109	557	173

Total non-recurring capital expenditures per statements of cash flows	$1,218	$717	$2,176	$1,264

Table 4

Computation of Interest and Fixed Charge Coverage Ratios

(Dollars in thousands)

	Six months ended
	June 30,

	2003	2002

Income (loss) from continuing operations	$(23,495)	$29,299
Minority interest of common unitholders	(3,729)	3,261
Minority interest of preferred unitholders	2,800	2,800
Gain on property sales	—	(13,275)
Gains on property sales – unconsolidated entities	(8,395)	—
Asset impairment charges	14,118	—
Depreciation expense	45,204	40,696
Depreciation (company share) of assets held in unconsolidated entities	909	398
Interest expense	33,957	26,844
Interest expense (company share) of assets held in unconsolidated entities	797	292
Amortization of deferred financing costs	1,756	1,123
Severance charges	21,506	—
Proxy and related costs	5,231	—

Income available for debt service (A)	$90,659	$91,438

Interest expense	$33,957	$26,844
Interest expense (company share) of assets held in unconsolidated entities	797	292

Interest expense for purposes of computation (B)	34,754	27,136
Dividends and distributions to preferred shareholders and unitholders	8,525	8,525

Fixed charges for purposes of computation (C)	$43,279	$35,661

Interest coverage ratio (A÷B)	2.6	3.4

Fixed charge coverage ratio (A÷C)	2.1	2.6

Table 5

Computation of Debt Ratios

(Dollars in thousands)

	As of	As of
	June 30, 2003	June 30, 2002

Total real estate assets per balance sheet	$2,264,562	$2,428,637
Plus:
Accumulated depreciation per balance sheet	470,307	399,386
Accumulated depreciation on assets held for sale	—	10,802

Total undepreciated real estate assets (A)	2,734,869	2,838,825
Less:
Advances to unconsolidated joint ventures equal to joint venture partner’s share of joint venture construction debt	(54,051)	(88,317)

Total undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (B)	$2,680,818	$2,750,508

Total debt per balance sheet (C)	$1,259,926	$1,338,317
Less:
Joint venture partner’s share of joint venture construction debt	(54,051)	(88,317)

Total debt adjusted for joint venture partner’s share (D)	$1,205,875	$1,250,000

Total debt as a % of undepreciated real estate assets (C÷A)	46.1%	47.1%

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (D÷B)	45.0%	45.4%